Exhibit 99.1

LITHIA MOTORS INC. DECLARES QUARTERLY DIVIDEND OF $0.14 PER SHARE FOR THE FIRST QUARTER OF 2007

MEDFORD, OREGON, April 2, 2007 (Business Wire) – Lithia Motors, Inc. (NYSE: LAD) today announced that the Board of Directors has approved a dividend of $0.14 per share for the first quarter of 2007. Lithia will pay the dividend April 30 to shareholders of record on April 16, 2007.

About Lithia

Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 30 brands of new vehicles at 108 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 109,648 new and used vehicles and had $3.17 billion in total revenue in 2006.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com – go to Investor Relations